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                                                                    EXHIBIT 21.1



             COLLINS & AIKMAN FLOORCOVERINGS, INC. AND SUBSIDIARIES

                        List of Subsidiary Corporations



Entity                                             Jurisdiction of Origin
------                                             ----------------------
Collins & Aikman Floorcoverings UK Limited          United Kingdom
Advance Carpet Tiles, Ltd.                          United Kingdom
Collins & Aikman Floorcoverings Asia Pte. Ltd.      Singapore